Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc.

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198109 and No. 333-207444), and the Registration Statement on Form F-3 (No. 333-220052) of Akari Therapeutics, Plc., of our report dated April 23, 2019, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO USA, LLP

New York, New York

April 23, 2019